U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)                                                                                     May 22, 2008

PNG VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3001Knox Street, Suite 303
Dallas, Texas 75205
(Address of principal executive offices)

866-765-4940
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Earth LNG, Inc. Binding Letter of Intent

On May 22, 2008, PNG Ventures, Inc., a Nevada corporation (the “Company”) finalized the terms of a binding Letter of Intent (the “LOI”). The terms of the LOI provide for the Company to purchase 100% of the ownership interest in Earth LNG, Inc., a Texas corporation (“Earth LNG”), a wholly owned subsidiary of Earth Biofuels, Inc., a Delaware corporation (“EBOF”).

Through the transaction, the Company will acquire 100% ownership of Earth LNG and all of its subsidiaries, including its LNG production facility located in Topock, Arizona. EBOF and the Company have agreed to use best efforts to complete more definitive transaction documents and close the transaction on or before June 30, 2008, and have agreed to a break up fee to be paid to the Company in the event the proposed transaction is not closed on or before such date. In addition, the Company has agreed to assume certain outstanding debts due by EBOF to certain parties, including shareholders of EBOF’s Series A Preferred Stock. The final sale of Earth LNG shall be subject to the approval of: (i) EBOF’s shareholders, senior secured lenders and holders of shares of EBOF’s Series A Preferred Stock; and (ii) the Company’s shareholders. The complete terms of the LOI have been filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the terms of the LOI, upon the closing of the transaction as described in Section 1.01 above, the Company has agreed to assume certain outstanding debts and obligations owed by EBOF to certain third parties. As disclosed in the LOI, such obligations include financial obligations totalling approximately $37,100,000 owed to current shareholders of EBOF's Series A Preferred Stock and other outside lenders and creditors.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 22, 2008, Mr. Mark L. Baum resigned from his position as a Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Corporation.  Mr. Baum’s resignation was not because of any disagreements with the Corporation on matters relating to its operations, policies and practices.

On May 22, 2008, our board of directors appointed Mr. Luis J. Leung to the position of Director of the Corporation.

On May 22, 2008, our board of directors appointed Mr. Kevin Markey to the position of Chief Executive Officer of the Corporation.  In connection with such appointment, the Company entered into an Employment Agreement with Mr. Markey, a copy of which has been filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c)           Exhibits.

Number	Description

10.1	Letter of Intent between PNG Ventures, Inc. Earth Biofuels, Inc. and Earth LNG, Inc.

10.2	Employment Agreement between PNG Ventures, Inc. and Kevin Markey

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PNG Ventures, Inc.
Date: May 22, 2008	/s/ Kevin Markey By: Kevin Markey Its: Interim Chief Executive Officer